NUMBER: 344472

BRITISH

COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT
I Hereby Certify that
CSG RESOURCES LTD.
has this day changed its name to
ARTGALLERYLIVE.COM MANAGEMENT LTD.

Issued under my hand at Victoria, British Columbia
on September 22, 1999

JOHN S. POWELL
Registrar of Companies

PROVINCE OF BRITISH COLUMBIA
CANADA